Exhibit 10.3

PUT/CALL AGREEMENT

This Put/Call Agreement (this “Agreement”), dated as of October 1, 2021, is entered into by and between FAT Brands Inc., a Delaware corporation (“FAT Brands”), on the one hand, and Twin Peaks Holdings, LLC, a Delaware limited liability company (“Seller”).

RECITALS

WHEREAS, FAT Brands, Seller and Twin Peaks Buyer, LLC, a Delaware limited liability company (the “Company”), have entered into that certain Unit Purchase Agreement, dated as of August 31, 2021 (the “Purchase Agreement”), on the terms and subject to the conditions of which FAT Brands will purchase from Seller all of the issued and outstanding Units of the Company at the closing thereunder;

WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement, pursuant to which Seller will receive, as part of the consideration for the Units, 2,847,393 newly-issued shares of 8.25% Series B Cumulative Preferred Stock of FAT Brands (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to such shares, if applicable) (the “Put/Call Shares”), pursuant to the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, Seller desires to give FAT Brands the right to call the Put/Call Shares, and FAT Brands desires to give Seller the right to put the Put/Call Shares, on the terms and subject to the conditions hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

2. Call Right.

(a) At any time between the Closing Date and the close of business on March 31, 2022 (the “Initial Put/Call Period”), FAT Brands may purchase all (but not less than all) of 1,793,858 of the Put/Call Shares (the “Initial Put/Call Shares”) at a price equal to Forty-Two Million and Five Hundred Thousand Dollars ($42,500,000) plus any and all accrued but unpaid dividends thereon through the date of the purchase and sale of the Put/Call Shares (the “Initial Put/Call Price”), on the terms and subject to the conditions of this Section 2.

(b) At any time between the Closing Date and the close of business on September 30, 2022 (the “Secondary Put/Call Period”), FAT Brands may purchase all (but not less than all) of 1,053,535 of the Put/Call Shares (the “Secondary Put/Call Shares”) at a price equal to Twenty-Five Million Dollars ($25,000,000) plus any and all accrued but unpaid dividends thereon through the date of the purchase and sale of the Put/Call Shares (the “Secondary Put/Call Price”), on the terms and subject to the conditions of this Section 2.

(c) FAT Brands shall give Seller at least 15 days’ prior written notice of its election to purchase the Initial Put/Call Shares and the Secondary Put/Call Shares, as applicable (each, a “Call Notice”), which Call Notice shall be delivered prior to the end of the Initial Put Period or the Secondary Put Period, as applicable, and shall set forth the date and time of the closing (which shall be a Business Day) of the purchase and sale of the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable (each, a “Put/Call Closing”); provided that, each Put/Call Closing shall take place on or prior to (i) the end of the Initial Put/Call Period, with respect to the Initial Put/Call Shares and (ii) the end of the Secondary Put/Call Period, with respect to the Secondary Put/Call Shares.

(d) Each Put/Call Closing shall take place virtually via the exchange of executed documents and other deliverables by PDF or other means of electronic delivery and wire transfer of funds on the closing date; provided that, if the purchase and sale is subject to regulatory approval required by applicable securities Laws or the requirements of the Nasdaq Stock Market, such Put/Call Closing shall be extended to the date that occurs five (5) Business Days after all such approvals have been received and requirements satisfied; provided, further that, FAT Brands shall use commercially reasonable efforts to obtain any such regulatory approvals and satisfy such requirements as promptly as practicable.

(e) At each Put/Call Closing, Seller shall (i) deliver to FAT Brands instrument(s) of transfer, in customary form, sufficient to transfer the Initial Put/Call Shares and the Secondary Put/Call Shares, as applicable, to FAT Brands free and clear of all Liens, other than Liens arising under applicable securities Laws, (ii) execute and deliver to FAT Brands a certificate in customary form containing only customary representations and warranties with respect to title to, and ownership of, the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable, authorization, execution and delivery of relevant documents and enforceability of such documents and (iii) execute such other customary certificates and documents and take such other customary actions as may be reasonably requested by FAT Brands to consummate such transactions.

(f) FAT Brands shall, concurrently with the receipt of such instrument(s) of transfer, pay to Seller the Initial Put/Call Price or the Secondary Put/Call Price, as applicable. Payment shall be made in U.S. dollars by FAT Brands in cash by wire transfer of immediately available funds to an account designated by Seller at least two (2) Business Days prior to the Put/Call Closing.

(g) If Seller satisfies the requirements set forth in Section 2(e) and FAT Brands does not make the Initial Put/Call Price or the Secondary Put/Call Price, as applicable, available to Seller on the applicable Put/Call Closing date, the Initial Put/Call Price or the Secondary Put/Call Price, as applicable, shall accrue interest at the rate of 10% per annum from the date such Put/Call Closing should have occurred until the date on which such Put/Call Closing actually occurs, which interest shall be payable in cash monthly on the first day of each calendar month until the date of such Put/Call Closing upon which any such unpaid interest shall be paid and payable together with the Initial Put/Call Price or the Secondary Put/Call Price, as applicable.

(h) If FAT Brands makes available, at the time and place and in the amount and form provided herein, the Initial Put/Call Price and/or the Secondary Put/Call Price, as applicable, to be purchased in accordance with this Section 2, then from and after such time Seller shall no longer have any rights as holders of such Initial Put/Call Shares and/or Secondary Put/Call Shares, as applicable (other than the right of Seller to receive payment of such consideration in accordance herewith) and such Initial Put/Call Shares and/or Secondary Put/Call Shares, as applicable, shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not instrument(s) of transfer with respect thereto have been delivered as required hereby; provided that, FAT Brands irrevocably deposits the Initial Put/Call Price and/or the Secondary Put/Call Price, as applicable, with a nationally recognized escrow agent or trust company with irrevocable instructions in customary form to such escrow agent or trust company that such Initial Put/Call Price and/or the Secondary Put/Call Price, as applicable, be paid to Seller immediately upon Seller’s delivery of the requisite instruments of transfer contemplated hereby.

(i) Notwithstanding the foregoing or anything herein to the contrary, if FAT Brands exercises its put right in accordance with this Section 2 and does not withdraw its request to purchase such Initial Put/Call Shares and/or Secondary Put/Call Shares, as applicable, and FAT Brands does not make the Initial Put/Call Price or the Secondary Put/Call Price, as applicable, available to Seller on the applicable Put/Call Closing date in accordance herewith (a “Call Default”), Seller may sell the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable, to one or more third party(ies) without restriction hereunder. Upon any such sale, FAT Brands’ obligations to Seller under this Section 2 with respect to the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable, shall terminate and be of no further force and effect unless (x) the assignee thereof agrees in writing to be bound by the terms and conditions of this Agreement in place of Seller and (y) Seller, on behalf of itself and not, for the avoidance of doubt, such transferee and assignee (and without implicating such transferee’s and assignee’s rights hereunder) waives any and all claims of any type Seller may have for matters related to its rights hereunder with respect to such shares for periods prior to such sale, in which case FAT Brands’ obligations to Seller under this Section 2 shall not so terminate and shall remain in full force and effect.

(j) FAT Brands may at any time withdraw its request to purchase such Initial Put/Call Shares and/or Secondary Put/Call Shares, as applicable, prior to the consummation thereof without any liability to Seller and without prejudice to any future exercise of its rights under this Section 2 (but subject to the applicable time periods set forth herein).

3. Put Right.

(a) At any time during the Initial Put/Call Period, Seller may require FAT Brands to purchase the Initial Put/Call Shares at a price equal to the Initial Put/Call Price, on the terms and subject to the conditions of this Section 3.

(b) At any time during the Secondary Put/Call Period, Seller may require FAT Brands to purchase the Secondary Put/Call Shares at a price equal to the Secondary Put/Call Price, on the terms and subject to the conditions of this Section 3.

(c) If Seller desires to exercise its rights under Section 3(a) or Section 3(b) Seller shall give FAT Brands written notice of its election to sell to FAT Brands the Initial Put Shares or Secondary Put Shares, as applicable, (each, a “Put Notice”), which Put Notice shall be delivered prior to the end of the Initial Put Period or the Secondary Put Period, as applicable.

(d) The Put/Call Closing of the Initial Put Shares or Secondary Put Shares, as applicable, shall take place virtually via the exchange of executed documents and other deliverables by PDF or other means of electronic delivery and wire transfer of funds on the applicable closing date. Subject to the timely delivery of a Put Notice, the Put/Call Closing of the Initial Put Shares shall take place on March 31, 2022. Subject to the timely delivery of a Put Notice, the Put/Call Closing of the Secondary Put Shares shall take place on September 30, 2022.

(e) At each Put/Call Closing, Seller shall (i) deliver to FAT Brands instrument(s) of transfer, in customary form, sufficient to transfer the Initial Put/Call Shares and the Secondary Put/Call Shares, as applicable, to FAT Brands free and clear of all Liens, other than Liens arising under applicable securities Laws, (ii) execute and deliver to FAT Brands a certificate in customary form containing only customary representations and warranties with respect to title to, and ownership of, the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable, authorization, execution and delivery of relevant documents and enforceability of such documents and (iii) execute such other customary certificates and documents and take such other customary actions as may be reasonably requested by FAT Brands to consummate such transactions.

(f) FAT Brands shall, concurrently with the receipt of such instrument(s) of transfer, pay to Seller the Initial Put/Call Price or the Secondary Put/Call Price, as applicable. Payment shall be made in U.S. dollars by FAT Brands in cash by wire transfer of immediately available funds to an account designated by Seller at least two (2) Business Days prior to the Put/Call Closing.

(g) If Seller satisfies the requirements set forth in Section 3(e) and FAT Brands does not make the Initial Put/Call Price or the Secondary Put/Call Price, as applicable, available to Seller on the applicable Put/Call Closing date, the Initial Put/Call Price or the Secondary Put/Call Price, as applicable, shall accrue interest at the rate of 10% per annum from the date such Put/Call Closing should have occurred until the date on which such Put/Call Closing actually occurs, which interest shall be payable in cash monthly on the first day of each month each calendar month until the date of such Put/Call Closing upon which any such unpaid interest shall be paid and payable together with the Initial Put/Call Price or the Secondary Put/Call Price, as applicable.

(h) If FAT Brands makes available, at the time and place and in the amount and form provided herein, the Initial Put/Call Price and/or the Secondary Put/Call Price, as applicable, to be purchased in accordance with this Section 3, then from and after such time Seller shall no longer have any rights as a holder of the Initial Put/Call Shares or Secondary Put/Call Shares, as applicable (other than the right of Seller to receive payment of such consideration in accordance herewith) and the Initial Put/Call Shares or Secondary Put/Call Shares, as applicable, shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not instrument(s) of transfer with respect thereto have been delivered as required hereby; provided that, FAT Brands irrevocably deposits the Initial Put/Call Price and/or the Secondary Put/Call Price, as applicable, with a nationally recognized escrow agent or trust company with irrevocable instructions in customary form to such escrow agent or trust company that such Initial Put/Call Price and/or the Secondary Put/Call Price, as applicable, be paid to Seller immediately upon Seller’s delivery of the requisite instruments of transfer contemplated hereby.

(i) Notwithstanding the foregoing or anything herein to the contrary, if Seller exercises its put right in accordance with this Section 3, FAT Brands does not make the Initial Put/Call Price or the Secondary Put/Call Price, as applicable, available to Seller on the applicable Put/Call Closing date in accordance herewith (a “Put Default”), Seller may sell the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable, to one or more third party(ies) without restriction hereunder. Upon any such sale, FAT Brands’ obligations to Seller under this Section 3 with respect to the Initial Put/Call Shares or the Secondary Put/Call Shares, as applicable, shall terminate and be of no further force and effect unless (x) the assignee thereof agrees in writing to be bound by the terms and conditions of this Agreement in place of Seller and (y) Seller, on behalf of itself and not, for the avoidance of doubt, such transferee and assignee (and without implicating such transferee’s and assignee’s rights hereunder) waives any and all claims of any type Seller may have for matters related to its rights hereunder with respect to such shares for periods prior to such sale, in which case FAT Brands’ obligations to Seller under this Section 3 shall not so terminate and shall remain in full force and effect.

4. Covenants.

(a) From and after the date hereof until the earlier of (a) the purchase of a sufficient number of the Put/Call Shares by FAT Brands from Seller hereunder such that Seller holds 1,000,000 or less Put/Call Shares and (b) April 1, 2022, if no Call Notice(s) or Put Notice(s) have been delivered in accordance herewith prior to March 31, 2022, FAT Brands shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, repurchase or otherwise acquire from any holder of, or declare or pay any dividend or other distribution in respect of, any shares of capital stock or other equity securities of FAT Brands or any of its Subsidiaries (other than (x) to fulfil FAT Brands’ obligations to Seller in respect of the Put/Call Shares or otherwise hereunder, (y) the declaration and payment of cash dividends ratably on all outstanding shares of FAT Brands’ Series B Cumulative Preferred Stock in accordance with Section 3 of the Amended and Restated Certificate of Designation in respect thereof dated July 14, 2020 (the “Certificate of Designation”), the declaration and payment of quarterly cash dividends ratably on all outstanding shares of Class A Common Stock and Class B Common Stock consistent with FAT Brands’ past practices, and/or the declaration and payment of cash dividends by Subsidiaries of FAT Brands to FAT Brands and/or another Subsidiary of FAT Brands, and/or (z) redemptions or repurchases by FAT Brands solely in exchange for, or the declaration and payment of dividends by FAT Brands payable solely in, shares of Junior Shares (as defined in the Certificate of Designation)), or (ii) issue or sell any Senior Shares or Parity Shares (each as defined in the Certificate of Designation) or any options, warrants or other rights to acquire any Senior Shares or Parity Shares (other than (x) if the proceeds thereof are used to fulfill FAT Brands’ obligations to Seller in respect of the Put/Call Shares or otherwise hereunder, (y) in exchange for cash proceeds which are used solely for working capital purposes of FAT Brands and its Subsidiaries in the ordinary course of business consistent with past practices, and/or (z) the issuance of Parity Shares as consideration for the acquisition of a non-Affiliated Person or all or substantially all of such Person’s business or assets, provided that the recipient of such Parity Shares is not granted and afforded any redemption or other rights with respect thereto which would require any cash payment(s) to such recipient(s) prior to satisfaction of FAT Brands’ obligations hereunder during the period in which this Section 4(a) remains in effect) or issue or sell, or issue or grant any options, warrants or other rights to acquire, any capital stock or other equity securities of any Subsidiary(ies) of FAT Brands (other than capital of stock or other equity securities issued to FAT Brands or another Subsidiary thereof and which, for the avoidance of doubt shall not include debt securities the proceeds of which are used for working capital purposes in the ordinary course of business consistent with past practice or to acquire a non-Affiliate Person or all or substantially all of such Person’s business or assets or (iii) authorize, commit or agree to do any of the foregoing.

(b) From and after the date hereof until the earlier of (a) the purchase of a sufficient number of the Put/Call Shares by FAT Brands from Seller hereunder such that Seller holds 1,000,000 or less Put/Call Shares and (b) October 1, 2022, if no Call Notice(s) or Put Notice(s) have been delivered in accordance herewith prior to September 30, 2022, FAT Brands shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) adopt a plan of liquidation, dissolution, restructuring, recapitalization, bankruptcy or other reorganization that materially and adversely affects Seller’s rights hereunder, (ii) amend, or propose to amend, FAT Brand’s Certificate of Incorporation or the Certificate of Designation, or split, combine or reclassify the Series B Preferred Stock, in each case, in any manner materially adverse to Seller’s rights and entitlements in respect of the Put/Call Shares or otherwise hereunder, or (iii) authorize, commit or agree to do any of the foregoing.

5. Lock-Up. During the period from the Closing Date until (i) with respect to the Initial Put Shares, the earlier of (A) March 31, 2022, (B) if FAT Brands timely delivers a Call Notice and does not withdraw its request to purchase the Initial Put/Call Shares, upon a Call Default, or (C) if Seller timely delivers a Put Notice, upon a Put Default, and (ii) with respect to the Secondary Put Shares, the earlier of (A) September 30, 2022, (B) if FAT Brands timely delivers a Call Notice and does not withdraw its request to purchase the Secondary Put/Call Shares, upon a Call Default, or (C) if Seller timely delivers a Put Notice, upon a Put Default, Seller agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any such shares. The foregoing restriction is expressly agreed not to preclude Seller from engaging in any hedging or other transaction which would not reasonably be expected to lead to or result in a sale or disposition of such shares even if such shares would be disposed of by someone other than Seller.

6. Miscellaneous. The following provisions of the Purchase Agreement are incorporated herein mutatis mutandis (with the references therein to “this Agreement” and the “parties” referring to this Put/Call Agreement and the parties hereto, respectively, and with any other logically necessary changes): 13.02 (Expenses); 13.03 (Notices); 13.05 (Severability); 13.06 (Construction); 13.07 (Amendment and Waiver); 13.08 (Complete Agreement); 13.10 (Counterparts); 13.11 (Governing Law; Choice of Law); 13.12 (Arbitration; Waiver of Jury Trial); 13.13 (Legal Representation); 13.14 (Non-Recourse Parties); 13.17 (Specific Performance); and 13.19 (Prevailing Party). This Agreement and the Purchase Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, negotiations, understandings, statements or proposals with respect to the subject matter hereof.

7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either FAT Brands or Seller without the prior written consent of the other party; provided, that, Seller may assign its respective rights under this Agreement to any Affiliate(s) of Seller or, upon and following a Put Default, to Seller’ direct and indirect equityholders or any other Person to whom any Put/Call Shares are transferred, in each case, so long as such assignee(s) agrees in writing to be bound by the terms and conditions hereof.

8. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, remedy of any nature whatsoever or by reason of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first above written.

FAT BRANDS:

FAT BRANDS INC.

By:	/s/ Andrew Wiederhorn
Name:	Andrew Wiederhorn
Title:	President and Chief Executive Officer

SELLER:

Twin Peaks Holdings, LLC

By:	/s/ Matthew Perelman
Name:	Matthew Perelman
Title:	Co-President

Signature Page to Put/Call Agreement